UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WisdomTree Investments, Inc.

245 Park Avenue, 35th Floor

New York, New York 10167

May 3, 2014

Dear Stockholder:

We are pleased to invite you to the 2014 Annual Meeting of Stockholders to be held on June 27, 2014 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/wisdomtree and entering your 12-digit control number.

Similar to last year, most of our stockholders will not receive paper copies of our proxy materials and will instead receive a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and how to vote online or by telephone. Such Notice will also provide information on how to obtain paper copies of our proxy materials if a stockholder so requests. This method expedites the receipt of your proxy materials, lowers the costs of our Annual Meeting and helps to conserve our natural resources.

Every stockholder’s vote is important, so whether or not you are planning to attend the meeting, we encourage you to vote your shares by voting (i) over the Internet or (ii) by telephone, or (iii) by requesting a paper copy of the proxy materials, including a proxy card and returning an executed proxy card.

We hope that you will join us at the Annual Meeting on June 27, 2014. I thank you for your commitment to WisdomTree and urge you to vote your shares.

Sincerely,

Jonathan Steinberg
Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Date: Friday, June 27, 2014

Time: 11:00 a.m., Eastern Time

Place: Live Webcast at www.virtualshareholdermeeting.com/wisdomtree

At the meeting, stockholders will be asked to:

1.	elect three Class III members of the Board of Directors, to serve until the Company’s 2017 Annual Meeting of Stockholders;

2.	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	approve the Company’s 2014 Annual Incentive Compensation Plan; and

4.	transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

The close of business on May 2, 2014 is the record date for determining stockholders entitled to vote at the Annual Meeting. A list of these stockholders will be available at WisdomTree’s headquarters, 245 Park Avenue, New York City, for at least 10 days before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the rules of the Securities and Exchange Commission, we have also sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials over the Internet, beginning on May 5, 2014, to the holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Distribution to stockholders of this proxy statement and a proxy card is scheduled to begin on or about May 5, 2014.

By order of the Board of Directors,

New York, New York	Peter M. Ziemba, Secretary
May 3, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on June 27, 2014.

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is available at: http://ir.wisdomtree.com by following the link for “Financial Information.”

Proxy Statement

This proxy statement contains information about the 2014 Annual Meeting of stockholders of WisdomTree Investments, Inc. Proxy materials or a Notice of Internet Availability will be first sent to stockholders on or about May 5, 2014.

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS	5
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	11
Board Composition	11
Directors	11
Executive Officers	15
Board Independence	16
Lead Independent Director	16
Board Leadership Structure and Board’s Role in Risk Oversight	16
Committees of Our Board of Directors	17
Compensation Committee Interlocks and Insider Participation	18
Corporate Governance	18
Board Meetings	18
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	19
Compensation Committee Report	19
Compensation Discussion and Analysis	19
Summary Compensation Table	27
Grants of Plan-Based Awards	28
Outstanding Equity Awards at Fiscal Year-End	28
Option Exercises and Stock Vested	29
Employment Agreements	29
Potential Payments upon Termination or Change of Control	31
Compensation of Non-Employee Directors	33
Director Compensation Table for 2013	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	34
Stock Ownership Table	34
Section 16(a) Beneficial Ownership Reporting Compliance	36
Performance Graph	36
Equity Compensation Plan Information	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
Stockholders’ Agreement	38
Related Person Transactions Policy and Procedures	38
AUDIT COMMITTEE REPORT	38
OVERVIEW OF PROPOSALS	40
Proposal 1: Election of Directors	40
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	41
Principal Accounting Fees and Services	41
Audit Committee Pre-Approval Policies and Procedures	41
Proposal 3: Approval of the 2014 Annual Incentive Compensation Plan	42
Introduction	42
Background	42
Vote Required To Approve 2014 Plan	42
Description of the Plan	42
2014 Plan Benefits	44
Section 162(m) Limitations	45

APPENDIX A: 2014 Annual Incentive Compensation Plan	46

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Who Is Soliciting My Vote?

The Board of Directors of WisdomTree is soliciting your vote for the 2014 Annual Meeting of Stockholders.

Who Pays For The Cost of Soliciting Proxies?

WisdomTree will pay the cost for the solicitation of proxies by the Board of Directors. Proxies may be solicited personally, by telephone, fax or e-mail by employees of WisdomTree without any remuneration to such individuals other than their regular compensation. WisdomTree will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Why Did I Receive a One-Page Notice in the Mail Regarding The Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

How Can I Get Electronic Access To The Proxy Materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s investor relations website at http://ir.wisdomtree.com and following the link for “Financial Information.”

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I attend the Annual Meeting and May I ask Questions?

This year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet. Please go to www.virtualshareholdermeeting.com/wisdomtree for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the record date of the Annual Meeting may submit questions while attending the Annual Meeting over the Internet by using the 12-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials.

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What is the Difference between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent (Continental Stock Transfer & Trust Company), you are considered a stockholder of record (or record holder) with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

How do I Vote my Shares?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may vote by proxy prior to the polls closing without participating in the online Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Your shares will be voted in accordance with your instructions. If you plan to attend and participate in our online Annual Meeting, we still encourage you to vote prior to the Annual Meeting by telephone or Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. You can also vote online at the Annual Meeting prior to the polls closing. You will need to enter your 12-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

Vote by Internet Go to www.proxyvote.com. You will need 12 digit number printed on your proxy card, voter instruction form or Notice.

Vote by Mobile Phone

If you have your proxy card, you can directly scan the QR code on the proxy card with your mobile phone or, if you have the 12 digit number included in your proxy card, voter instruction form or Notice, you can scan the above QR code.

Vote by Phone

Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada or the number on your voter instruction form. You will need the 12 digit number printed on your proxy card, voter instruction form or Notice.

Vote by Mail Send the completed and signed proxy card or voter instruction form to the address on the proxy card or voter instruction form.

Vote at the Meeting

You can vote by attending the online Annual Meeting. You will need your 12-digit control number to vote electronically at the Annual Meeting. To attend, go to www.virtualshareholder
meeting.com/wisdomtree.

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What Are the Board’s Recommendation on How to Vote My Shares?

The Board of Directors recommends a vote:

Proposal 1:	FOR the election of the three Class III directors set forth in the Proxy Statement (page 40)

Proposal 2:	FOR the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (page 41)

Proposal 3:	FOR the approval of the Company’s 2014 Annual Incentive Compensation Plan (page 42)

Can I Change My Vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of WisdomTree in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the online meeting, entering your 12-digit control number and voting again electronically at the Annual Meeting.

How Many Votes Can Be Cast By All Stockholders?

Approximately 133,265,903 shares of common stock of the Company were outstanding on May 2, 2014 (record date for determining stockholders eligible to vote) and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

What Percentage Of The Vote Is Required For A Proposal To Be Approved?

The three nominees for election as Class III directors who receive a plurality of the votes cast for election of directors shall be elected directors (Proposal 1). A majority of votes cast is necessary for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2). A majority of votes cast is necessary for the approval of the Company’s 2014 Annual Incentive Compensation Plan (Proposal 3).

If there are insufficient votes to approve Proposal 2 or Proposal 3, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How Is A Quorum Reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

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How Is The Vote Counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by WisdomTree to act as inspector(s) of election for the meeting. The inspector(s) of election will count all votes “for,” “against,” “withhold,” and abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director. Shares properly voted to “abstain” on a particular matter and broker non-votes are treated as having not voted on the particular matter and will therefore not affect the outcome of Proposals 1, 2 and 3.

What Does It Mean If I Receive More Than One Proxy Card Or Voting Instruction Form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Could Other Matters Be Decided At The Annual Meeting?

WisdomTree does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What Happens If The Meeting Is Postponed?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Will the Annual Meeting be Webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/wisdomtree.

What Is The Deadline To Propose Actions For Consideration Or To Nominate Individuals To Serve As Directors At The 2015 Annual Meeting?

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) and in our by-laws. Our Secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2015 Annual Meeting of Stockholders made under Rule 14a-8 by December 31, 2014. It is the policy of our Nominating Committee to consider nominations for candidates to our Board of Directors that are properly submitted by our stockholders in accordance with our by-laws. Under our current by-laws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by any stockholder who was a stockholder of record at the time of the giving of notice provided for in our by-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in our by-laws (i.e., notice must be timely given and contain the information required by the by-laws). To be timely, a notice with respect to the 2015 Annual Meeting of Stockholders must be delivered to our Secretary no earlier than Friday February 27, 2015 and no later than Sunday March 29, 2015, unless the date of the 2015 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2014 Annual Meeting, in which event the by-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Peter M. Ziemba, Secretary, WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, New York 10167. The Nominating Committee will evaluate candidates for the position of director recommended by stockholders in the same manner as candidates from other sources and will determine whether to interview any candidates or seek any additional information.

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Who Should I Call If I Have Any Additional Questions?

If you hold your shares directly, please call Peter M. Ziemba at (212) 801-2080. If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating With Non-Management Directors

The Board of Directors and the Audit Committee have adopted policies on reporting concerns regarding accounting and other matters and on communicating with the non-management directors. Any person, whether or not an employee, who has a concern about the conduct of WisdomTree, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to Mr. Frank Salerno, the chairperson of the Audit Committee, who is the designated contact for these purposes. Contact may be made by writing to him care of the Audit Committee at the Company’s offices at 245 Park Avenue, 35th Floor, New York, New York 10167, by email at auditcommittee@wisdomtree.com. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, also may contact Mr. Salerno using one of the above methods.

Where You Can Find More Information

WisdomTree files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that WisdomTree files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information regarding the operation of the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document WisdomTree files with the SEC on our investor relations website at http://ir.wisdomtree.com by following the link for “Financial Information.”

You should rely on the information contained in this document to vote your shares at the Annual Meeting. WisdomTree has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 3, 2014. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of WisdomTree under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

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Important Notice Regarding Delivery of Stockholder Documents

In accordance with a notice sent to certain stockholders of WisdomTree common stock who share a single address, only one copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is being sent to that address unless WisdomTree has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, he or she may contact WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, New York 10167, Attention: Investor Relations, Tel: (212) 801-2080, and WisdomTree will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations using the above contact information if he or she would like to receive separate proxy statements, annual reports or Notices of Internet Availability of Proxy Materials, as applicable, in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting Investor Relations.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Composition

Our Board of Directors currently consists of eight members. Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors. Pursuant to our by-laws, the Board of Directors has fixed the number of directors at eight as of the date of this year’s Annual Meeting of Stockholders. In accordance with Delaware law and the Company’s certificate of incorporation and by-laws, the Board of Directors is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of the stockholders, a class of directors will be elected for a three year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2014 for Class III directors, 2015 for Class I directors and 2016 for Class II directors. The following Directors serve in Class I, II and III:

•	Class I: Anthony Bossone, Bruce Lavine and Michael Steinhardt.

•	Class II: Steven L. Begleiter and Win Neuger.

•	Class III: Frank Salerno, R. Jarrett Lilien and Jonathan Steinberg.

Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Our Nominating Committee and Board of Directors consider a broad range of factors relating to the qualifications and background of nominees. We have no formal policy regarding board diversity. Our Nominating Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

Directors

Our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number. At the Annual Meeting, three individuals will be elected to serve as Class III Directors until their term expires in 2017, and until their successors are elected and qualified. During 2013, each of the nominees to the Board served as a Director.

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Class III Director Nominees whose terms, if elected, will expire in 2017

R. Jarrett Lilien Age: 52 Director Since: 2008 Independent Committees: Audit, Compensation, Nominating	Mr. Lilien is the Founder and Managing Partner of Bendigo Partners (founded in 2008). Bendigo Partners engages in venture capital investing and advisory services within the financial services industry. Bendigo’s investment model is for one or more of its partners to be employed within its investments. In line with this, Jarrett is now CEO of Kapitall Inc, a next generation financial services platform aimed at servicing the next generation of emerging investors. From 2003 to 2008 Jarrett served as President and Chief Operating Officer at E*TRADE Financial Corporation. In this role, he was responsible for the tactical execution of all of E*TRADE's global business strategies. Previously, he served as the President and Chief Brokerage Officer at E*TRADE Securities. In this capacity, Mr. Lilien reorganized the business, adding new product lines and providing innovative brokerage capabilities to its retail, institutional, and corporate clients around the world. With experience in more than 40 global markets, he was instrumental in developing a flexible infrastructure for E*TRADE's brokerage units designed to provide retail and institutional clients with seamless execution, clearing, and settlement. Prior to joining E*TRADE, he spent 10 years as Chief Executive Officer at TIR (Holdings) limited, a global institutional broker, which E*TRADE acquired in 1999. Mr. Lilien currently serves as President of the Jazz Foundation of America and is on the Board of Directors of Barton Mines Corporation, the Baryshnikov Arts Center and on the Advisory Board of WFUV FM Radio. Mr. Lilien received his B.A. in Economics from the University of Vermont. We believe Mr. Lilien’s qualifications to serve on the Board of Directors include his experience in founding and building financial services companies. The board also benefits from his extensive leadership experience and his ability to provide strategic guidance.
Frank Salerno Age: 54 Director Since: 2005 Lead Independent Director Committees: Audit, Compensation	Mr. Salerno was Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors—Americas Institutional Division, an investment advisory company, from July 1999 until his retirement in February 2004. Before joining Merrill Lynch, Mr. Salerno spent 18 years with Bankers Trust Company in various positions. In 1990, he assumed responsibility for Bankers Trust’s domestic index management business and in 1995 he became Chief Investment Officer for its Structured Investment Management Group. Mr. Salerno received a B.S. in Economics from Syracuse University and an M.B.A. in Finance from New York University. Mr. Salerno served as a director and member of the audit committee and conflicts committee of K-Sea Transportation Partners, L.P., formerly a NYSE-listed company, from 2004 until its acquisition in 2011. Mr. Salerno serves as a director of X Factor Communications Holdings, Inc. We believe Mr. Salerno’s qualifications to serve on the Board of Directors include his extensive years in senior management positions at large asset management firms as well as his service on the board of directors of another public company. The board also benefits from his strategic insights on the asset management industry.

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Jonathan L. Steinberg Age: 49 Director Since: 2008	Mr. Steinberg founded our Company and has served as our Chief Executive Officer since October 1988 and since August 2012, he has also served as our President. He has been a member of our Board of Directors since October 1988, serving as Chairman of the Board of Directors from October 1988 to November 2004. He also served as Editor-in-Chief of Individual Investor and Ticker magazines, two magazines formerly published by our Company. Mr. Steinberg, together with Mr. Siracusano, was responsible for the creation and development of our proprietary index methodology. Prior to founding WisdomTree, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear Stearns & Co. Inc., an investment banking firm, from 1986 to 1988. Mr. Steinberg is the author of Midas Investing, published by Times Books, a division of Random House, Inc. He attended The Wharton School of Business at the University of Pennsylvania. We believe Mr. Steinberg’s qualifications to serve on the Board of Directors include his extensive knowledge of our business, his experience in founding and developing our fundamentally weighted index methodology, as well as his corporate and strategic vision, which provide strategic guidance to the board. As our Chief Executive Officer and President, Mr. Steinberg provides essential insight and guidance to the board from a management perspective.

Class I Directors whose terms expire in 2015

Anthony Bossone Age: 43 Director Since: 2009 Independent Committees: Audit	Mr. Bossone has been the Chief Financial Officer of Atlantic-Pacific Capital, Inc., a broker-dealer and global placement agent dedicated to raising capital for alternative investment funds since 2003. From 2001 to 2003, Mr. Bossone was the Assistant Controller at SAC Capital Advisors, LLC, a hedge fund advisory firm, and from 1999 until 2001, Mr. Bossone served as an equity trader at Schonfeld Securities, LLC, a securities trading firm. Mr. Bossone began his career at PricewaterhouseCoopers LLP in 1993 where he was an audit manager until 1999. Mr. Bossone received his B.S. in Business and Economics with highest honors from Lehigh University and is a Certified Public Accountant. We believe Mr. Bossone’s qualifications to serve on the Board of Directors include his financial and accounting expertise. The board also benefits from his experience as an equity trader.
Bruce Lavine Age: 47 Director Since: 2009	Mr. Lavine has served as our Vice Chairman (non-executive) since August 2012, and previously served as our President and Chief Operating Officer from May 2006 until August 2012. Mr. Lavine has been a member of our Board of Directors since January 2007. From 1998 to 2006, he was employed by Barclays Global Investors, an asset management firm, in the following positions: from 1998 to 1999, he served as Director, Financial Planning, Global Finance; from 1999 to 2003, he served as Chief Financial Officer, Director of New Product Development, U.S. iShares and Individual Investor Business; and from 2003 to May 2006 he served as Head of iShares Exchange Traded Funds, Europe. From 1995 to 1998, Mr. Lavine served as the Manager of Business Planning at Sequel, Inc., a computer hardware services company. From 1991 to 1994, Mr. Lavine was employed by Bristol-Myers Squibb Company, a pharmaceutical company, first as a financial associate and then as a senior treasury analyst. Mr. Lavine received a B.S. with distinction in Commerce and an M.B.A. in Finance from the University of Virginia. Mr. Lavine is a Chartered Financial Analyst. We believe Mr. Lavine’s qualifications to serve on the Board of Directors include his many years of experience in senior management positions in the ETF industry and extensive knowledge of our business.

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Michael Steinhardt Age: 73 Director Since: 2004 Independent Committees: Compensation, Nominating	Mr. Steinhardt has served as our non-executive Chairman of the Board since November 2004. From 1967 through 1995, Mr. Steinhardt served as Senior Managing Partner of Steinhardt Partners, L.P., a private investment company, and related investment entities. In 1995, Mr. Steinhardt closed Steinhardt Partners and eliminated his involvement in managing client assets. He founded and now serves as President of Steinhardt Management Co., Inc., which currently manages his family office. Mr. Steinhardt currently devotes most of his time and financial resources to Jewish philanthropic causes, directed through The Steinhardt Foundation for Jewish Life for which he serves as Chairman. Mr. Steinhardt is the co-founder of Birthright Israel and he serves on its Board of Trustees and is a major supporter. He also serves as Co-Chair of the Areivim Philanthropic Group. He also serves on the Board of Trustees of New York University, Brandeis University and the Steinhardt Family Foundation and on the Board of Directors of the Taub Center for Social Policy Studies in Israel. Mr. Steinhardt received his B.S. in Economics from The Wharton School of Business of the University of Pennsylvania. We believe Mr. Steinhardt’s qualifications to serve on the Board of Directors include his extensive years of experience as a founder of a private investment management company. The board also benefits from his perspective and knowledge of financial markets as well as his strategic vision.

Class II Directors whose terms expire in 2016

Steven L. Begleiter Age: 52 Director Since: 2011 Independent	Mr. Begleiter has served as Senior Principal at Flexpoint Ford, LLC, a private equity group focused on investments in financial services and healthcare, since October 2008. Prior to joining Flexpoint Ford, Mr. Begleiter spent 24 years at Bear Stearns & Co., serving first as an investment banker in the Financial Institutions Group and then as Senior Managing Director and member of its Management and Compensation Committee from 2002 to September 2008. Mr. Begleiter also served as head of Bear Stearns’ Corporate Strategy Group. Mr. Begleiter received his B.A. in Economics with honors from Haverford College. We believe Mr. Begleiter’s qualifications to serve on the Board of Directors include his many years of experience in leadership positions in the financial services industry as well as his private equity experience. The board also benefits from his extensive industry knowledge and perspectives on capital formation.

Win Neuger Age: 51 Director Since: 2013 Independent Committees: Nominating	Mr. Neuger is an independent investor and consultant. Mr. Neuger served as Vice-Chairman of the Board of Directors of PineBridge Investments, an independent asset manager offering investment opportunities in emerging and developed markets from March 2012 until January 2013. Prior to his role as Vice-Chairman, Mr. Neuger served as Chief Executive Officer and Chair of the Executive Committee of PineBridge Investments from March 2010 until March 2012. From December 2008 to March 2010 Mr. Neuger served as Executive Vice-President of the American International Group (“AIG”), an international insurance organization serving commercial, institutional, and individual customers, as well as Chairman and Chief Executive Officer of AIG Investments, AIG’s asset management company. Prior to January 2009, Mr. Neuger served as Executive Vice-President and Chief Investment Officer of AIG as well as Chairman and Chief Executive Officer of AIG Investments. Prior to AIG, Mr. Neuger served as both Managing Director, Fixed Income and, subsequently, as Managing Director, Global Equities at Bankers Trust Company. Before Bankers Trust Mr. Neuger was Chief Investment Officer at Western Asset Management. Mr. Neuger also served as Head of Fixed Income at Northwestern National Bank. Mr. Neuger has previously served on our Board of Directors from January 2007 to December 2009. Mr. Neuger received his A.B. from Dartmouth College and an M.B.A from the Amos Tuck Graduate School of Business. We believe that Mr. Neuger’s qualifications to serve on the Board of Directors include his prior service on our Board of Directors and familiarity with our business model and his years of experience in management positions in the asset management industry.

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Executive Officers

Gregory Barton has served as our Executive Vice President—Operations and Chief Operating Officer since October 2012. Before joining our Company, Mr. Barton served as Executive Vice President Business and Legal Affairs, General Counsel and Secretary of TheStreet, Inc., a financial media company, from June 2009 to July 2012, following his service as General Counsel and Secretary of Martha Stewart Living Omnimedia, Inc., a media and merchandising company, from October 2007 to August 2008. From October 2004 to October 2007, Mr. Barton served as Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary, and from November 2002 to October 2004, as Executive Vice President, General Counsel and Secretary, of Ziff Davis Media Inc., a technology media company. Preceding Ziff Davis, Mr. Barton served in a variety of positions at WisdomTree (then known as Individual Investor Group, Inc.) from August 1998 to November 2002, including President, Chief Financial Officer and General Counsel; and prior to that was Vice President, Corporate and Legal Affairs, and General Counsel of Alliance Semiconductor Corporation, an integrated circuit company, from May 1995 to August 1998. Mr. Barton was previously an attorney at the law firm of Gibson, Dunn & Crutcher LLP. From June 2006 through October 2012 Mr. Barton served as an Independent Trustee and Chairman of the Audit Committee for the WisdomTree Trust. Mr. Barton received a B.A. degree, summa cum laude, from Claremont McKenna College and a J.D. degree, magna cum laude, from Harvard Law School. Mr. Barton is 52 years old.

Amit Muni has served as our Executive Vice President—Finance and Chief Financial Officer since March 2008. Prior to joining our Company, Mr. Muni served as Controller and Chief Accounting Officer of International Securities Exchange Holdings, Inc., an electronic options exchange, from 2003 until March 2008. Mr. Muni was Vice President, Finance, of Instinet Group Incorporated, an electronic agency broker-dealer, from 2000 to 2003. From 1996 until 2000, Mr. Muni was employed as a Manager of the Financial Services Industry Practice of PricewaterhouseCoopers LLP, an accounting firm. From 1991 until 1996, Mr. Muni was an accountant and a senior auditor for National Securities Clearing Corporation, a firm that provides centralized clearing, information and settlement services to the financial industry. Mr. Muni received a B.B.A. in Accounting from Pace University and is a Certified Public Accountant. Mr. Muni is 45 years old.

Luciano Siracusano, III has served as our Executive Vice President—Head of Sales and Chief Investment Strategist since March 2011. From October 2008 to March 2011, Mr. Siracusano served as our Director of Sales and Chief Investment Strategist. Prior to serving in those positions, Mr. Siracusano served as our Director of Research from 2001 until October 2008, and as a research analyst and editor of our various media publications from 1999 until 2001. Mr. Siracusano, together with Mr. Steinberg, was responsible for the creation and development of our fundamentally weighted index methodology. Prior to joining our Company in 1999, Mr. Siracusano was an Equity Analyst at Value Line, Inc., an investment research firm, from 1998 to 1999. Preceding his career in finance, Mr. Siracusano served as Special Assistant to HUD Secretary Henry Cisneros and as a Special Assistant to New York Governor Mario Cuomo. Mr. Siracusano received his B.A. in Political Science from Columbia University. Mr. Siracusano is 49 years old.

Peter M. Ziemba has served as our Executive Vice President—Business and Legal Affairs since January 2008 and Chief Legal Officer since March 2011. From April 2007 to March 2011, Mr. Ziemba served as our General Counsel. Prior to joining our Company, Mr. Ziemba was a partner in the Corporate and Securities department of Graubard Miller, which served as our primary corporate counsel, from 1991 to 2007, and was employed at that firm beginning in 1982. Mr. Ziemba received his B.A. in History with university honors from Binghamton University and his J.D. cum laude from Benjamin N. Cardozo School of Law. Mr. Ziemba served as a director of our Company from 1996 to 2003. Mr. Ziemba is 56 years old.

Jonathan Steinberg, our President and CEO and Bruce Lavine, our Non-Executive Vice Chairman, are also executive officers of the Company, and their biographical information is set forth above in the descriptions of our Directors.

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Board Independence

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that six of our eight directors are independent under the listing standards of the NASDAQ Stock Market. The members determined to be independent are Messrs. Begleiter, Bossone, Lilien, Neuger, Salerno and Steinhardt.

Lead Independent Director

In 2008, our Board of Directors determined that it would be good corporate practice to designate one of our independent directors as Lead Independent Director. Mr. Salerno has held this designation since the position was established. The duties of our Lead Independent Director are as follows:

•	serve as the intra-meeting liaison between our Board of Directors and management, and among the independent directors;

•	serve as an ex-officio, non-voting member of each standing committee (of which he is not a member) of our Board or Directors;

•	ensure that appropriate reports and information are circulated to the independent directors on a timely basis by management and others;

•	lead our Board of Directors in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	chair meetings of the independent directors if the chairman is not present; and

•	perform such other appropriate duties as the independent directors shall assign to him from time to time.

Board Leadership Structure and Board’s Role in Risk Oversight

At present, the Board of Directors has chosen to separate the roles of chairman of the Board of Directors and chief executive officer. Jonathan L. Steinberg is our President and CEO and Michael Steinhardt is our non-executive Chairman of the Board of Directors. We believe that separating these positions is optimal for WisdomTree at this time because it allows our Mr. Steinberg to focus on our day-to-day business, while allowing Mr. Steinhardt to focus on leadership of the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our by-laws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks; including risks relating to our operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated from time to time. Management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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The Board of Directors’ role in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee, each of which operates pursuant to a charter adopted by our Board of Directors. Membership on each committee is limited to independent directors as defined under the listing standards of the NASDAQ Stock Market. In addition, members of the Audit Committee must also meet the independence standards for Audit Committee members adopted by the SEC. Our Board of Directors may from time to time establish other committees. Charters for each of the Audit Committee, Compensation Committee and Nominating Committee are available on our website at http://ir.wisdomtree.com and following the link for “Corporate Governance,” under the heading “Committee Charters.”

Audit Committee

Messrs. Bossone, Lilien and Salerno currently serve on the Audit Committee, which is chaired by Mr. Salerno. Our Board of Directors has determined that each member is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	monitoring, reporting to and reviewing with the Board of Directors regarding the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	taking, or recommending that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditor.

Compensation Committee

Messrs. Steinhardt, Lilien and Salerno currently serve on the Compensation Committee, which is chaired by Mr. Salerno. The Compensation Committee’s responsibilities include:

•	overseeing the administration of the Company’s compensation programs;

•	reviewing and discussing with the Board corporate succession plans for the CEO and other key officers of the Company;

•	determining and approving the compensation of the Company’s CEO;

•	approving the compensation of the non-CEO executive officers and certain other senior employees; and

•	approving all discretionary bonuses for the Company’s employees, advisers and consultants.

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Nominating Committee

Messrs. Steinhardt, Lilien and Neuger currently serve on the Nominating Committee, which is chaired by Mr. Steinhardt. The Nominating Committee’s responsibilities include:

•	recommending criteria and qualifications for board membership;

•	identifying and evaluating candidates for nomination for election to the Board of Directors or to fill vacancies on the Board of Directors;

•	recommending that the Board of Directors select the director nominees for election at each annual meeting of stockholders;

•	establishing a policy with regard to the consideration of director candidates recommended by stockholders; and

•	reviewing all stockholder nominations submitted to the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Steinhardt, Lilien and Salerno served as members of the Compensation Committee during 2013. None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2013 and other than Mr. Steinhardt, none had any relationship with the Company or any of its subsidiaries during 2013 that would be required to be disclosed as a transaction with a related person.

None of the executive officers of the Company has served on the board of directors or compensation committee of another company (or other board committee performing equivalent functions) at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

Corporate Governance

We have adopted a code of conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of conduct is available on our investor relations website at http://ir.wisdomtree.com. We intend to disclose any amendments to this code, or any waivers of its requirements, on our website.

Board Meetings

During 2013, the board of directors held five meetings. Each director attended at least 75% of all board of directors and applicable committee meetings. Our policy is for all of our directors to attend our annual meeting of stockholders. All eight of our directors attended our 2013 Annual Meeting of Stockholders.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors of WisdomTree has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this proxy statement for the fiscal year ended December 31, 2013. Based upon that review and discussion, the Compensation Committee has recommended to the Board of Directors that the information set forth below under the heading “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee

Frank Salerno (Chairperson)	R. Jarrett Lilien	Michael Steinhardt

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides comprehensive information regarding our compensation programs and policies for our following named executive officers:

•	Jonathan Steinberg, our President and Chief Executive Officer (“CEO”);

•	Gregory Barton, our Chief Operating Officer (“COO”);

•	Amit Muni, our Chief Financial Officer (“CFO”);

•	Luciano Siracusano, our Chief Investment Strategist and Head of Sales (“CIS”); and

•	Peter M. Ziemba, our Chief Legal Officer (“CLO”).

We believe we provide a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, equity compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains the following:

•	our compensation philosophy and objectives;

•	our compensation process, including the roles our Compensation Committee, management and compensation consultants serve in the process;

•	our policies and practices with respect to each compensation element; and

•	2013 compensation results.

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Executive Summary

2013 was a record breaking year for us. Across all business metrics relevant to the compensation of our named executive officers, we performed at record levels. AUM increased 91% to $34.9 billion at the end of 2013. Net inflows reached a record $14.3 billion led in large part by the success of the WisdomTree Japan hedged equity ETF (DXJ), which was the second best asset gatherer in the US ETF industry for 2013. Market share of industry inflows reached a record of 8.0% and we were the 9th best asset gatherer when comparing us to other ETF sponsors and mutual funds. We made continued investments in our future by expanding our product offerings with the successful launch of 15 new ETFs in 2013. These operating results translated into record financial results with revenues increasing 76%, net income nearly quadrupling to $51.5 million and pre-tax margins doubling to 38%. We negotiated a new fund accounting and administrative services arrangement which will provide substantial savings that we can use to continue to invest in our business. In addition, we strengthened our team with the addition of 22 new employees across all business functions. We also began the ground work for an expansion into Europe through a majority investment in Boost ETP, which was completed in April 2014. And lastly, we began the relocation of our offices to a larger space in anticipation of our future growth and also completed the move in January 2014. Overall, the performance of the executive team and the employees of WisdomTree exceeded the Compensation Committee’s expectations.

As a result of our strong performance, the Compensation Committee approved a total incentive compensation pool of 166% of the targeted amount in accordance with our performance based incentive plan which the Compensation Committee instituted in 2013 and is discussed further below.

Our Compensation Philosophy and Objectives

Our compensation philosophy and objectives are primarily shaped by strategies targeted to achieve our long-term goals within the business environment in which we operate. We operate in an intensively competitive and challenging business environment and we expect competition to continue and intensify. We directly compete with numerous other ETF sponsors and indirectly compete with other larger and multi-national traditional asset management companies. We compete on a number of factors including the breadth and depth of our product offering as well as the investment performance and fees of our ETFs. We believe our long-term success depends on our ability to continue to:

•	innovate and introduce new ETFs to the marketplace to diversify and expand our product offerings;

•	grow our market share of industry inflows to remain one of the top five ETF sponsors in the United States and continue on our path to achieve $100 billion in AUM;

•	leverage our existing product offering;

•	generate improved financial results; and

•	employ the industry’s most talented, professional and dedicated people at all levels within the Company.

The primary objectives of our compensation program are as follows:

•	attract, retain, and motivate our professional, dedicated, and expert employees in the highly competitive asset management industry;

•	reward and retain employees whose knowledge, skills and performance are critical to our continued success;

•	align the interest of all our employees with those of our stockholders by motivating them to increase stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

The following principles guide our compensation programs:

•	Pay-for-performance. Our compensation programs are designed to reward our employees for their individual performance as well as our Company’s performance. If our employee is a top-tier performer, he or she should receive higher rewards. Likewise, where individual performance falls short of expectations and/or our Company’s financial performance declines, the programs should deliver lower levels of compensation. In addition, the objectives of pay-for performance and retention must be balanced. Even in periods of temporary downturns in our Company’s performance, our programs should continue to ensure that our successful, high-achieving employees will remain motivated and committed to us.

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•	Every employee should be a stake-holder aligned with our stockholders. We believe a key factor in our success has been and continues to be fostering an entrepreneurial culture where our employees act and think like our owners. As such, our compensation programs encourage stock ownership throughout our organization to align our employees’ interests with our stockholders. Our stock awards, accordingly, are long-term in nature.

•	Higher levels of responsibility are reflected in compensation. Compensation is based on each employees’ level of job responsibility. As employees progress to higher levels in our organization, an increasing proportion of their pay is tied to our Company’s long-term performance because they are more able to affect our results.

•	Competitive compensation levels. Our compensation programs reflect of the value of the position in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

•	Team approach. We believe our success has been based on the coordinated efforts of all our employees working towards our common goals, not on the efforts of any one individual. As such, our compensation programs should be applied across the organization, taking into account differences in job responsibilities and marketplace considerations. Perquisites are rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities.

•	Align with long-term success. We believe our compensation programs closely link incentive rewards to our long-term strategic priorities and successes and not short-term excessive risk taking.

We believe we have designed our competitive compensation packages to incorporate the above principles and ensure that our executive compensation is aligned with corporate strategies and business objectives.

Components of Compensation

We have established the following components of compensation to satisfy our compensation objectives:

•	base salary;

•	annual incentive compensation;

•	long-term equity compensation;

•	benefit programs;

•	change in control benefits; and

•	severance benefits.

We believe these components provide competitive compensation packages recognizing and rewarding individual contributions; ensure that executive compensation is aligned with corporate strategies and business objectives; and promote the achievement of key strategic and operating performance measures.

Base Salary. We use base salary as a means of providing steady pay or a fixed source of compensation for our executive officers allowing them a degree of certainty in order to attract and retain them. Our Compensation Committee believes the majority of our executives’ compensation should be earned through incentive compensation and therefore, keeps base salary at a fixed level year over year, similar to the financial services industry.

Annual Incentive Compensation. Incentive compensation is awarded in cash and is used to motivate and reward our employees for achieving certain short-term operating, financial and other business goals.

Long-Term Equity Compensation. Because short-term performance does not by itself accurately reflect our overall performance nor the return realized by our stockholders, we offer our employees equity awards as a long-term incentive. We believe that providing equity ownership:

•	serves to align the interests of our employees with our stockholders by creating an ownership culture and a direct link between compensation and stockholder return;

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•	creates a significant, long-term interest for our employees to contribute to our success;

•	aids in the retention of employees in a highly competitive market for talent; and

•	allows the executives to participate in our longer-term success through potential stock price appreciation.

In determining the appropriate mix of short-term and long-term incentive compensation to our executives, and all our employees, our Compensation Committee and management believe that employees with higher authority, responsibility and ability to significantly influence our growth and profitability, should receive their incentive compensation more weighted towards long term equity to align their interest with our long term success. As a result, our CEO’s incentive compensation is more heavily weighted to long term equity incentives, followed by our other executive officers.

Benefits and Perquisites. As stated in our compensation philosophy, our executive officers and Compensation Committee agree that perquisites should be rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities. Our executive officers are entitled to participate in directors’ and officers’ liability insurance, as well as the various benefits made available to our other employees, such as our group health plans, paid vacation and sick leave, basic life insurance, short and long-term disability benefits and 401(k) plan. In 2013, we added the additional benefit of matching up to 50% of all our employees’ contributions to their 401(k) plan.

Severance. Pursuant to employment agreements that we have entered into with our CFO, COO and CLO, each of them is entitled to specified benefits in the event of termination of his employment under certain conditions. We anticipate entering into new employment agreements with all of our executive offices prior to the Annual Meeting which will entitle each of them to specified benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. These benefits include partial acceleration of unvested restricted stock and guaranteed minimum severance payments and benefits.

Change-in-Control Benefits. The new employment agreement which we anticipate will be executed prior to the Annual Meeting with each of our named executive officers will provide that upon a change in control that occurs during the employment of the executive officers or, in certain circumstances, within 12 or 21 months following the executive’s involuntary termination without cause or voluntary termination for good reason, the equity awards that have been granted to our named executive officers will accelerate. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under “Potential Payments Upon Termination or Change of Control.”

Our goal in providing severance and change in control benefits is to offer certainty regarding the potential protection such that our executive officers will enable them with less distraction to pursue opportunities that could result in a transaction that could cost them their jobs. We believe these benefits assist in maintaining a competitive position in terms of attracting and retaining key executives which is in the best interests of our stockholders.

Role of the Compensation Committee, Performance Evaluations and Management

The Compensation Committee, which is comprised entirely of independent directors, is responsible for the general oversight of our compensation policies and practices. The Compensation Committee also reviews the overall compensation structure and evaluates the overall performance of our executive officers in order to determine that compensation is fair, reasonable, competitive and consistent with our compensation philosophies and objectives based on their collective experiences and business judgment. The Compensation Committee engages an independent compensation consultant with respect to executive compensation.

The Compensation Committee specifically evaluates the performance of our CEO and indirectly, the performance of our other executive officers. The Compensation Committee also discusses the overall performance and compensation of our executives with members of our Board of Directors and presents them with information regarding compensation matters throughout the year as needed.

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The Compensation Committee oversees the development, implementation and administration of our compensation programs, including all compensation plans adopted by the Board under which equity grants are made, determines and approves performance measures and goals and objectives relevant to the compensation program, evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation, reviews and approves the compensation of the non-CEO executive officers, reviews and approves all discretionary bonuses to our employees, and reviews and approves employment, severance, and change in control agreements as well as any other supplemental benefits provided to our executive officers and other senior employees under the Committee’s purview. The Compensation Committee also reviews and makes recommendations to our Board of Directors with respect to directors’ compensation. The Compensation Committee also works with our CLO to annually review and reassess the adequacy of its charter, proposing changes as necessary to our Board of Directors for approval.

Our management and executive officers play a critical and important role in setting or recommending compensation levels throughout our organization. Our CEO makes incentive compensation recommendations for the executive officers to the Compensation Committee. In considering the CEO’s recommendations, the Compensation Committee evaluates results measured by the performance measures, goals and objectives of our compensation programs as well as qualitative factors to ensure that compensation is fair, reasonable, competitive and consistent with our compensation philosophies and objectives.

Management works with the Compensation Committee to design and develop compensation programs applicable to all our employees, including recommending changes to existing compensation programs and operational performance targets, preparing analyses of Company financial, operational data or other Compensation Committee briefing materials, analyzing industry data, and, ultimately, implementing the decisions of the Compensation Committee.

Use of Compensation Consultant

The Compensation Committee retains Frederic W. Cook & Co., a compensation consultant, to provide objective advice on the pay practices, compensation plan design and the competitive landscape for compensation. WisdomTree pays the cost for Frederic W. Cook’s services. However, the Compensation Committee retains the sole authority to direct, terminate or continue Frederic W. Cook & Co.’s services. The compensation consultant also reviews and makes recommendations for the selection process and pay information used for market compensation benchmarking discussed below. The Compensation Committee has confirmed the independence of Frederic W. Cook & Co. in accordance with SEC and NASDAQ rules.

Market Compensation Benchmarking

The Compensation Committee monitors relevant market and industry statistics on executive compensation as one of several factors it considers in determining compensation to our executive officers. In making compensation decisions, the Compensation Committee reviews:

Industry surveys. McLagan Partners, Inc., a compensation consulting firm for the financial services industry, prepares annual comprehensive compensation surveys for the asset management industry. These surveys consist of consolidated average compensation information of publicly traded and private asset management firms.

Industry peers. Publicly disclosed pay information for certain publicly traded asset management firms that are generally similar in size, market capitalization, product offering or financial metrics as WisdomTree.

The Compensation Committee uses this information for compensation decisions to understand evolving pay trends at asset managers; however, the Compensation Committee recognizes that there are inherent limitations on the comparability and usefulness of the market data, including time lags, differences in scope of responsibilities, geographic differences and other factors. While the Compensation Committee believes such comparative information is useful, such data is intended solely to serve as a reference point to assist the Compensation Committee in its discussions and deliberations.

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The Compensation Committee reviews the appropriateness of the companies included in the peer group each year and working with its compensation consultant, will adjust them based on relevant metric changes. The 2013 peer group was as follows (there were no changes in the peer group between 2012 and 2013):

Artio Global Investors

Calamos Asset Management

CIFC Corp.

Cohen & Steers

Diamond Hill Investment

Epoch Holdings

Financial Engines

GAMCO Investors

Manning & Napier

Virtus Investment Partners

Westwood Holding Group

Consideration of Results of Say-on-Pay Vote

At our 2012 Annual Meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on our fiscal year 2011 compensation paid to our named executive officers, or say-on-pay. At that meeting, 78% of our stockholders voting on say-on-pay cast a vote in favor of the proposal. The Compensation Committee reviews the outcome of our stockholders’ advisory say-on-pay proposal in its evaluation and determination of executive compensation. The Compensation Committee considered the results of the stockholders’ advisory vote at our 2012 Annual Meeting, and did not make any changes to our executive compensation policies and decisions as a result of such vote.

Tax and Accounting Considerations

In 2013, accounting and tax treatment of particular forms of compensation were considered but did not materially affect our compensation decisions. We have recently evaluated the effect of such accounting and tax treatment and approved the 2014 Annual Incentive Compensation Plan (“2014 Plan”) being presented to the stockholders for their approval as described herein which is intended to meet the requirements of Section 162(m) of the Code. Section 162(m) of the Code generally disallows a tax deduction to a publicly-traded company for certain compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We believe we have structured the 2014 Plan to comply with exemptions in Section 162(m) so that the compensation payable under the 2014 Plan remains tax-deductible to us. The Compensation Committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Employment Agreements

We anticipate that prior to the Annual Meeting we will enter into new employment agreements with all of our named executive officers which establish base salary, severance, change in control, certain post-employment restrictive covenants and other benefits. The Compensation Committee believes it is appropriate to maintain these agreements and benefits in order to provide certainty to our executive officers to support a stable executive management team focusing on our long-term success.

In 2013, the Compensation Committee began discussions with management to make certain changes to their employment agreements to become more aligned with industry best practices. These changes included:

▪	eliminating guaranteed minimum cash incentive compensation;
▪	formulating enhanced severance benefits in case of termination upon a change of control in order to incentivize management to take actions to maximize shareholder value that could result in them losing their jobs;

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▪	establishing non-compete provisions upon termination to protect the company; and
▪	entering into employment agreements with our CEO and CIS, who did not previously have agreements as the Compensation Committee believed that their significant equity ownership of the Company as co-creators of our fundamentally weighted methodology aligned their interest with our long-term success. However, the Compensation Committee felt it was important to obtain employment agreements with them to ensure stability and continuity of the executive team for the long term success of the company.

The Compensation Committee worked with its independent consultant and management to negotiate these changes and it is anticipated that the new agreements will be entered into prior to the Annual Meeting.

2013 Incentive Compensation Program

The Compensation Committee together with its independent compensation consultant and management created a formal performance-based incentive compensation program for 2013. This program was designed to determine the proper level of funding for WisdomTree’s total incentive compensation pool relative to achieving certain quantitative metrics and qualitative results that incentivize growth. The achievement of quantitative metrics comprises 50% of the Company’s total incentive compensation pool with the remaining 50% at the discretion and judgment of the Compensation Committee based on qualitative results. This split reflects the Compensation Committee’s desire for a more formulaic bonus plan while recognizing the need to apply some level of judgment in setting appropriate compensation levels to reflect the accomplishment of strategic objectives and individual performance. The quantitative metrics chosen are important measurements that our Board of Directors and investors use to measure the health of our business and relative success. The targets, payouts and actual results for 2013 are as follows:

BONUS PAYOUT
% of Total Bonus Pool	Performance Metric	Threshold 50%	Target 100%	Max 200%	2013 Actual
	Net inflows - metric	$4.7 billion	$6.25 billion	$9.4 billion	$14.3 billion
	Net inflows - payout	$1.3 million	$2.5 million	$4.9 million	$4.9 million

	Inflow market share - metric	1.4%	2.8%	5.6%	8.0%
	Inflow market share - payout	$0.8 million	$1.6 million	$3.3 million	$3.3 million
50%
	Adjusted pre-tax margin - metric	28%	31%	37%	35%
	Adjusted pre-tax margin - payout	$1.3 million	$2.5 million	$4.8 million	$3.5 million

	Total shareholder return - metric	25th percentile	Median	100th percentile	100th percentile
	Total shareholder return - payout	$0.8 million	$1.6 million	$3.3 million	$3.3 million

50%	Discretionary	$4.1 million	$8.2 million	$16.3 million	$12.2 million
	Total Pool	$8.2 million	$16.3 million	$32.7 million	$27.2 million

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The total bonus payout was 166% of the target amount reflecting the outperformance in its results. In the aggregate, 60% of the total incentive compensation pool was granted as short term incentive compensation with the remaining 40% granted as long-term incentive compensation. As discussed above, our executive officers received a greater proportion of their total incentive compensation as long-term incentive.

2013 Compensation Results

In determining the amount of incentive compensation and total compensation for our named executive officers, our CEO and Compensation Committee used their business judgment and considered:

•	the individual performance of each of our executive officers and their contributions in reaching our performance metrics and qualitative factors;
•	compensation survey data from McLagan;
•	publicly traded asset manager peer group compensation information;
•	historical compensation; and
•	guidance from the Compensation Committee’s compensation consultant.

The table below reflects the total compensation granted to our named executive officers in a manner that the Compensation Committee used to evaluate total compensation. This table supplements the “Summary Compensation Table” presented below, which is in a different format as required by the SEC:

NEO	Base	+	Incentive Compensation			=	Total Compensation
			Short-Term (Cash)	Long-Term (Stock)	Total
Jonathan Steinberg – CEO	$450,000		$2,000,000	$2,600,000	$4,600,000		$5,050,000
Gregory Barton – COO	$300,000		$749,000	$901,000	$1,650,000		$1,950,000
Amit Muni – CFO	$300,000		$730,000	$720,000	$1,450,000		$1,750,000
Luciano Siracusano – CIS	$300,000		$1,014,000	$1,236,000	$2,250,000		$2,550,000
Peter Ziemba – CLO	$300,000		$770,000	$505,000	$1,275,000		$1,575,000

Long-term equity awards were granted in January 2014 and represent restricted stock which will vest equally over three years. The values for the long-term equity awards represent the accounting grant date fair values in accordance with U.S. generally accepted accounting principles.

The following pie charts reflect the compensation elements of total compensation for our executive officers as a percentage of their total compensation:

Long-term incentive granted as equity vesting over three years

Short-term incentive granted as cash

Cash base salary

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Risk Analysis of Compensation Policies and Programs

The Compensation Committee has reviewed our overall compensation policies and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our Company. The design of the compensation policies and programs encourages employees to remain focused on both our short- and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking.

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to our executive officers is reasonable and appropriate. The Compensation Committee believes that our compensation program gives our executives appropriate incentive to contribute to our long-term performance and believes that our compensation structure and practices encourage management to work as a team in an entrepreneurial culture for outstanding stockholder returns, without taking unnecessary or excessive risks. We believe the total compensation opportunities of our compensation packages will allow us to attract and retain talented executives who have helped and who will continue to help us grow as we look to the years ahead.

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned during the years ended December 31, 2013, 2012 and 2011 by each named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Jonathan Steinberg	2013	$450,000		$2,000,000	$2,506,986	—	$8,750	$4,965,736
President and Chief	2012	$450,000		$399,000	$109,012	—	—	$958,012
Executive Officer	2011	$450,000		$318,750	$92,774	—	—	$861,524

Gregory Barton	2013	$300,000		$749,000	$62,932	—	$11,500	$1,123,432
Chief Operating Officer	2012	$69,423	(4)	$46,000	$1,348,000	—	—	$1,463,423

Amit Muni	2013	$300,000		$730,000	$299,526	—	$8,750	$1,338,276
Chief Financial Officer	2012	$300,000		$396,000	$986,575	—	—	$1,682,575
	2011	$300,000		$317,188	$536,505	$448,500	—	$1,602,193

Luciano Siracusano	2013	$300,000		$1,014,000	$700,458	—	$8,750	$2,023,208
Chief Investment Strategist	2012	$300,000		$399,000	$1,055,512	—	—	$1,754,512
	2011	$300,000		$318,750	$92,774	—	—	$711,524

Peter Ziemba	2013	$300,000		$770,000	$470,853	—	$11,500	$1,552,353
Chief Legal Officer	2012	$300,000		$396,000	$986,575	—	—	$1,682,575
	2011	$300,000		$317,188	$536,505	—	—	$1,153,693

(1)	Amounts reflected for the year 2013 reflect bonuses earned in 2013 and paid in 2014; amounts reflected for the year 2012 reflect bonuses earned in 2012 of which a portion was paid in December 2012 with the remainder paid in 2013; and amounts reflected for the year 2011 reflect bonuses earned in 2011 and paid in 2012.
(2)	Amounts reflect the aggregate accounting grant date fair value of awards to our named executive officers computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in note 6 of the notes to our annual consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2013.

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(3)	Amounts reflected for 2013 represent the Company’s 401(k) Retirement Plan matching contribution.
(4)	Amount reflected for 2012 reflects the pro rata of Mr. Barton’s employment agreement base salary of $300,000 from date of hire.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock awards granted under our 2005 Performance Equity Plan to our named executive officers under our equity plans during the year ended December 31, 2013.

Grants of Plan-Based Awards Table for the 2013 Fiscal Year

Name	Grant Date	Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards	Stock Awards: Number of Shares of Restricted Stock	Grant Date Fair Value of Stock and Option Awards(1)
Jonathan Steinberg	1/22/2013	—	—	301,683	$2,506,986
Gregory Barton	1/22/2013	—	—	7,573	$62,932
Amit Muni	1/22/2013	—	—	36,044	$299,526
Luciano Siracusano	1/22/2013	—	—	84,291	$700,458
Peter Ziemba	1/22/2013	—	—	56,661	$470,853

(1)	Amounts reflect the aggregate accounting grant date fair value of awards to our named executive officers computed in accordance with FASB Accounting Standard Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in note 6 of the notes to our annual consolidated financial statements included in our Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding options and stock awards held by our named executive officers at December 31, 2013:

Outstanding Equity Awards at Fiscal Year-End 2013 Table

		Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options
	Grant Date	Exercisable		Unexercisable	Equity Incentive PlanAwards: Number of Securities Underlying Unexercised Unearned Option	Option Exercise Price	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)

Jonathan Steinberg	3/17/04	750,000		—	—	$0.03	3/16/14	(3)	—	—
	11/10/04	835,000		—	—	$0.16	11/9/14	(4)	—	—
	1/26/09	1,750,000		—	—	$0.70	1/25/19	(5)	—	—
	1/22/13	—		—	—	—	—		301,683	$5,342,806	(12)

Gregory Barton	10/8/12	—		—	—	—	—		150,000	$2,656,500	(10)
	1/22/13	—		—	—	—	—		7,573	$134,118	(12)

Amit Muni	1/16/08	300,000	(6)	—	—	$1.07	1/15/18	(6)	—	—
	1/28/10	100,000		—	—	$2.25	1/27/20	(7)	—	—
	1/27/11	—		150,000	—	$5.05	1/26/21	(8)	50,000	$885,500	(10)
	1/25/12	—		—	—	—	—		112,500	$1,992,375	(10)
	1/22/13	—		—	—	—	—		36,044	$638,339	(12)

Luciano Siracusano	11/10/04	116,953		—	—	$0.16	11/9/14	(5)	—	—
	1/26/09	200,000		—	—	$0.70	1/25/19	(5)	—	—
	1/25/12	—		—	—	—	—		75,000	$1,328,250	(11)
	1/22/13	—		—	—	—	—		84,291	$1,492,794	(12)

Peter Ziemba	4/23/07	350,000	(9)	—	—	$1.07	4/22/17	(9)	—	—
	1/28/10	100,000		—	—	$2.25	1/27/20	(7)	—	—
	1/27/11	—		—	—	—	—		50,000	$885,500	(10)
	1/25/12	—		—	—	—	—		112,500	$1,992,375	(10)
	1/22/13	—		—	—	—	—		56,661	$1,003,466	(12)

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(1)	The expiration date for all options is the date that is ten years after the grant date. See “Potential Payments upon Termination or Change of Control” for a description of the acceleration provisions upon termination or change of control.
(2)	The market value of such holdings is based on the closing price of $17.71 per share of our common stock as reported on December 31, 2013.
(3)	50% of these options vested at a rate of 25% of the shares of common stock underlying the option each year starting one year from the date of grant, subject to continued employment. The remaining 50% vested upon the Company achieving net income of at least $1.00 in two consecutive quarters.
(4)	These options vested 50% on the grant date and 50% one year from the date of grant, subject to continued service as Director.
(5)	These options vested at a rate of 25% of the shares of common stock underlying the option each year starting one year from the date of grant, subject to continued employment.
(6)	These options vested at a rate of 25% of the shares of common stock underlying the option each year starting one year from date of grant. The exercise price of these options was initially $2.72. On January 26, 2009, our Board of Directors modified these options. As modified, the exercise price of these options is now $1.07 and the new vesting schedule began as of the date of modification.
(7)	These options vested 100% on February 15, 2012.
(8)	These options vest at a rate of 25% of the shares of common stock underlying the option each year starting three years from the date of grant, subject to continued employment.
(9)	These options vested at a rate of 25% of the shares of common stock underlying the option each year starting one year from date of grant. The exercise price of these options was initially $6.35. On January 26, 2009, our Board of Directors modified these options. As modified, the exercise price of these options is now $1.07 and the new vesting schedule began as of the date of modification.
(10)	These unvested shares of restricted stock vest at a rate of 25% each year starting one year from the date of grant, subject to continued employment.
(11)	These unvested shares of restricted stock vest at a rate of 50% each year starting one year from the date of grant, subject to continued employment.
(12)	These unvested shares of restricted stock vest at a rate of 50% for the first year starting one year from the date of grant, and then 25% per year for the following two years subject to continued employment.

Option Exercises and Stock Vested

The following table sets forth, for each named executive officer, the value of all share-based incentive plan awards vested during the year ended December 31, 2013:

Option Exercises and Stock Vested Table for the 2013 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jonathan Steinberg	2,250,000	$29,330,625	—	$—
Gregory Barton	—	—	50,000	$544,000
Amit Muni	—	—	—	$—
Luciano Siracusano	280,000	$3,461,100	—	$—
Peter Ziemba	50,000	$546,500	—	$—

Employment Agreements

2013 Fiscal Year Employment Agreements. The compensation paid to our COO, CFO and CLO in 2013 was governed by the respective employment agreement of such executive officer with the Company. We did not maintain employment agreements with our CEO or CIS in 2013. The following describes the agreements which were in place with our COO, CFO and CLO in 2013. It is anticipated that we will enter into new agreements with our COO, CFO and CLO as well as entering into agreements with our CEO and CIS, before our Annual Meeting, as described below under “2014 Fiscal Year Employment Agreements.”

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Gregory Barton

The employment agreement with our Chief Operating Officer, Gregory Barton, is for an indefinite term, and on an “at will” basis. Mr. Barton’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Barton to a guaranteed minimum annual cash bonus of $200,000. The agreement also entitles Mr. Barton to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions and non-solicitation of employee provisions. Mr. Barton is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason, prior to December 31, 2014. Upon a termination under these circumstances, we agreed to pay Mr. Barton, in addition to all accrued but unpaid base salary and guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and guaranteed bonus and a prorated guaranteed minimum bonus for the year in which the termination occurs. Mr. Barton may also elect to have us pay for COBRA insurance coverage for a one-year period following his termination.

Amit Muni

The employment agreement with our Chief Financial Officer, Amit Muni, is for an indefinite term, and on an “at will” basis. Mr. Muni’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Muni to a guaranteed minimum annual cash bonus of $200,000. The agreement also entitles Mr. Muni to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions provisions and non-solicitation of employee provisions. Mr. Muni is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. Upon a termination under these circumstances, we agreed to pay Mr. Muni, in addition to all accrued but unpaid base salary and guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and guaranteed minimum bonus and a prorated guaranteed minimum bonus for the year in which the termination occurs. Mr. Muni may also elect to have us pay for COBRA insurance coverage for a one-year period following his termination.

Peter Ziemba

The employment agreement with our Chief Legal Officer, Peter Ziemba, is for an indefinite term on an “at will” basis. Mr. Ziemba’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Ziemba to a guaranteed minimum annual cash bonus of $200,000. The agreement also entitles Mr. Ziemba to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions and non-solicitation of employee provisions. Mr. Ziemba is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. Upon a termination under these circumstances, we agreed to pay Mr. Ziemba, in addition to all accrued but unpaid base salary and guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and guaranteed bonus and a prorated guaranteed minimum bonus for the year in which the termination occurs. Mr. Ziemba may also elect to have us pay for COBRA insurance coverage for a one-year period following his termination.

2014 Fiscal Year Employment Agreements. We anticipate that prior to the Annual Meeting we will enter into employment agreements with our CEO and CIS and enter into new agreements with our COO, CFO and CLO. The terms of the new agreements with our COO, CFO and CLO will be changed to reflect new severance terms. The terms of the agreements for all of the five named executive officers will be substantially identical except that the base salary payable to each executive officer, other than the CEO, will be $300,000, with the CEO receiving a base salary of $450,000. The agreements will not provide for any minimum guaranteed bonus. The agreements will provide that if the executive is terminated by the Company without cause or if the executive resigns for good reason, the Company will pay the executive (i) his salary through the termination date and the unpaid cash portion of his prior year incentive compensation, (ii) one year’s salary, (iii) a pro rata portion of an amount equal to 50% of the incentive compensation that the executive would have received in the year of termination based upon the Company’s performance and (iv) 50% of the three year average of the executive’s incentive compensation. In addition, the vesting of certain equity awards granted to the executive would be accelerated. In the event that the executive is terminated without cause or voluntarily resigns for good reason, within 18 months after a change of control of the Company, the Company will pay the executive (i) his salary through the termination date and the unpaid cash portion of his prior year incentive compensation, (ii) an amount equal to 1.75 times his annual salary, (iii) a pro rata portion of an amount equal to 50% of executive’s three year average bonus and (iv) an amount equal to 1.75 times of 50% of the three year average of the executive’s incentive compensation. In consideration for severance in this circumstance, the executive will be subject to a one-year restrictive covenant. In addition, the vesting of certain equity awards granted to the executive would be accelerated. If the executive voluntarily resigns without good reason or is terminated for cause, the Company may elect to enforce a three-month restrictive covenant in consideration for which the Company will pay the executive (i) three months’ salary, (ii) an amount equal to 12.5% of the three year average of executive’s incentive compensation, and (iii) an amount equal to 25% of the value of any equity awards that would have vested in the one year following termination if no termination had occurred.

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Potential Payments upon Termination or Change of Control

Our named executive officers are entitled to additional compensation in the event of the involuntary termination of their employment without cause, the voluntary termination of their employment for good reason or a change in control. This section is intended to discuss these post-employment payments, assuming the termination from employment or change in control, as the case may be, occurred on December 31, 2013, on the terms currently in effect between the named executive officers and us. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed in this section, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price. None of our named executive officers are entitled to any compensation in the event of a voluntary termination without good reason or an involuntary termination for cause, other than salary through termination and the unpaid cash portion of the prior year’s incentive compensation.

As described above under the heading “2014 Fiscal Year Employment Agreements,” we anticipate that we will enter into new agreements with our five named executive officers. These agreements will provide for different payments upon termination of employment or a change of control as described above.

	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Change in Control
Jonathan Steinberg
Severance Arrangements	—	—	—
Acceleration of Stock Options(2)	—	—	—
Acceleration of Restricted Stock	—	—	$5,342,806
Total	—	—	$5,342,806

Gregory Barton
Severance Arrangements(1)	$722,853	$722,853	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(3)	$952,550	$952,550	$2,790,618
Total	$1,675,403	$1,675,403	$2,790,618

Amit Muni
Severance Arrangements(1)	$722,853	$722,853	—
Acceleration of Stock Options(2)	$474,750	$474,750	$1,899,000
Acceleration of Restricted Stock(3)	$1,426,045	$1,426,045	$3,516,214
Total	$2,623,648	$2,623,648	$5,415,214

Luciano Siracusano
Severance Arrangements	—	—	—
Acceleration of Stock Options(2)	—	—	—
Acceleration of Restricted Stock(3)	—	—	$2,821,044
Total	—	—	$2,821,044

Peter Ziemba
Severance Arrangements(1)	$722,853	$722,853	—
Acceleration of Stock Options(2)	—	—	—
Acceleration of Restricted Stock(3)	$1,608,599	$1,608,599	$3,881,341
Total	$2,331,452	$2,331,452	$3,881,341

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(1)	As described below, severance payments include an amount equal to the sum of one-year’s base salary and guaranteed bonus as well as the value of COBRA benefits for twelve months. In addition, the severance amount will include a pro-rated portion of the minimum guaranteed bonus for the year in which the termination occurred.
(2)	Represents the dollar value of unvested options calculated using the difference between $17.71, the closing price of the Company’s stock as of December 31, 2013, and the option strike price.
(3)	Represents the dollar value of restricted stock using $17.71, the closing price of the Company’s stock as of December 31, 2013.

Severance Arrangements

Pursuant to the terms of their current employment agreements, each of Messrs. Barton, Muni and Ziemba are entitled to certain benefits in the event of the involuntary termination of his employment without cause (as defined in the applicable agreement) or the voluntary termination of his employment for good reason (as defined in the applicable agreement). Under these circumstances, we will pay each of Messrs. Barton, Muni and Ziemba, in addition to all accrued but unpaid base salary, the guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, an amount equal to the sum of one-year’s base salary and guaranteed minimum annual cash bonus and a pro-rated guaranteed minimum bonus amount for the year in which termination occurred. Each of Messrs. Barton, Muni and Ziemba may also elect to have us pay for COBRA insurance coverage for a one-year period following his termination. Pursuant to these severance arrangements and assuming a termination or resignation date of December 31, 2013, Messrs. Barton, Muni and Ziemba would have each received incremental values of $722,853. Messrs. Steinberg and Siracusano were not party to employment agreements in 2013 but it is anticipated that they each will enter into employment agreements with us in 2014 that include the severance arrangements as described above.

Acceleration of Options

Certain of the stock options we have granted to Messrs. Steinberg, Muni, Siracusano and Ziemba provide that, upon a change of control (as defined in the applicable agreement) each such stock option will fully vest. As a result, assuming a change of control had occurred on December 31, 2013, Messrs. Steinberg, Muni, Siracusano and Ziemba would have received incremental values of $0, $1,899,000, $0 and $0, respectively.

In addition, certain of the stock options we have granted to each of Messrs. Muni and Ziemba provide that in the event of the involuntary termination of his employment without cause (as defined in the applicable agreement) or the voluntary termination of his employment for good reason (as defined in the applicable agreement), the portion of such stock option that would have otherwise vested during the one year period immediately following the date of termination will vest. As a result, assuming the date of termination or resignation was on December 31, 2013, Messrs. Muni and Ziemba would have received incremental values of $474,750 and $0, respectively.

Acceleration of Restricted Stock

Certain of the restricted stock awards we have granted to each of Messrs. Steinberg, Barton, Muni, Siracusano and Ziemba provide that, upon a change of control (as defined in the applicable agreement), the conditions and restrictions on any restricted stock award will be removed. As a result, assuming a change of control had occurred on December 31, 2013, Messrs. Steinberg, Barton, Muni, Siracusano and Ziemba would have received incremental values of $5,342,806, $2,790,618, $3,516,214, $2,821,044 and $3,881,341, respectively.

Certain of the restricted stock awards we have granted to each of Messrs. Barton, Muni and Ziemba provide that, upon the involuntary termination of his employment without cause (as defined in the applicable agreement) or the voluntary termination of his employment for good reason (as defined in the applicable agreement), the conditions and restrictions on any restricted stock award that would have been removed within the twelve month period that immediately follows the date of termination will be removed immediately. As a result, assuming such termination occurred on December 31, 2013, Messrs. Barton, Muni, and Ziemba would have received incremental values of $952,550, $1,426,045 and $1,608,599, respectively.

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Compensation of Non-Employee Directors

Prior to July 2013, each of our non-employee directors who did not hold his membership on the Board of Directors pursuant to a contractual right granted to investors in one or more of our private placements were entitled to receive compensation for service as a director. At December 31, 2013 and 2012, four directors were qualified to receive compensation under this program: Messrs. Begleiter, Bossone, Lilien and Salerno. However, in connection with his appointment to our Board of Directors in February 2011, Mr. Begleiter waived his right to receive compensation for three years. Mr. Bossone similarly waived his right to receive compensation for three years in connection with his nomination for re-election to the Board at our Annual Meeting of Stockholders in July 2012. In July 2013, the Board of Directors approved, after recommendation by the Compensation Committee, new compensation terms for the non-employee members of the Board of Directors, as set forth in the following table:

Board Service
Board Annual Retainer (1)	$65,000
Annual Restricted Stock Awards (2)	$80,000
Independent Lead Director	$40,000

Committee Service (1)	Chair	Member
Audit	$20,000	$10,000
Compensation	$20,000	$10,000
Nominating	$—	$5,000

(1)	The annual retainers were increased to $65,000 commencing in July 2013. From January to June 2013, the non-employee directors received a retainer at the annual rate of $30,000. Retainers are paid quarterly based on service during the prior quarter.
(2)	Annual award granted at the meeting of the Board of Directors immediately following the annual meeting of stockholders each year to all non-employee directors serving on that date and vests in one year from the date of grant. Equity is valued at $80,000 on the date of grant based on the closing price of our common stock on the date of grant. The Compensation Committee determined in July 2013 that Frank Salerno and Jarrett Lilien, who each received a restricted stock grant on July 27, 2011 with a then dollar value equal to $300,000 and vesting over three years, would not become eligible to receive the $80,000 annual equity grant until July 2014.

Director Compensation Table for 2013

The following table describes director compensation for non-employee directors for the year ended December 31, 2013. All of our directors are reimbursed for out-of-pocket expenses for attending meetings. Our directors also participate in the liability insurance and indemnification arrangements described below. Directors who are also employees of WisdomTree are not entitled to any compensation for their services as a director.

Name	Fees Earned or Paid in Cash	Fair Value Grant of Restricted Stock	Total
Frank Salerno	$125,593	—	$125,593
R. Jarrett Lilien	$70,480	—	$70,480
Anthony Bossone	$32,928	$79,995	$112,923
Michael H. Steinhardt	$35,123	$79,995	$115,118
Win Neuger	$30,733	$79,995	$110,728
Steven Begleiter	$28,538	$79,995	$108,533

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Stock Ownership Table

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 14, 2014 (except as otherwise indicated in the footnotes) by (i) each person (including any “group” of persons as that term is used in Section 13d-3 of the Exchange Act) we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each of our directors and director-nominees; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as otherwise indicated in the footnotes to the following table, we believe, based on the information provided to us, that the persons named in the following table have sole vesting and investment power with respect to the shares they beneficially own, subject to applicable community property laws. Unless otherwise noted, the business address of each of the persons and entities that beneficially own 5% or more of the outstanding shares of common stock is c/o WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, N.Y. 10167. We have based our calculation of the percentage of beneficial ownership on 133,265,903 shares of our common stock outstanding as of March 14, 2014, including shares of restricted stock issued to our employees but not yet vested.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the date above, including through the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder.

Beneficial Holder	Number	Percentage
Named Executive Officers and Directors
Jonathan L. Steinberg (1)	7,886,104	5.8
Gregory Barton (2)	241,310	0.2
Bruce I. Lavine (3)	277,163	0.2
Amit Muni(4)	958,285	0.7
Luciano Siracusano, III(5)	647,825	0.5
Peter M. Ziemba(6)	1,137,491	0.8
Michael Steinhardt(7)	16,479,910	12.4
Steven L. Begleiter(8)	90,709	*
Anthony Bossone (9)	106,144	*
R. Jarrett Lilien(10)	165,705	0.1
Win J. Neuger (11)	6,144	*
Frank Salerno(12)	527,834	0.4
All directors and executive officers as a group (12 persons)(13)	28,524,624	20.7
Other 5% or Greater Stockholders
BlackRock, Inc.(14)	10,191,814	7.6
Wellington Management Company, LLP(15)	15,341,970	11.5

*	Less than 1%.

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1.	Includes (i) 798 shares of common stock owned by Mr. Steinberg’s spouse with whom he may be deemed to share voting power; (ii) 16,889 shares of common stock held in a joint account with Mr. Steinberg’s spouse with whom he shares voting power; (iii) 306,158 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Steinberg until they vest, but over which he exercises voting control; and (iv) 2,585,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from March 14, 2014.
2.	Includes 207,610 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Barton until they vest, but over which he exercises voting power.
3.	Includes 152,716 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Lavine until they vest, but over which he exercises voting power. Excludes (i) 150,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of March 14, 2014 and (ii) 100,000 shares of common stock held by the 2012 Bruce Lavine Irrevocable Trust for which he does not possess any voting or dispositive power.
4.	Includes (i) 245,772 shares of common stock held in a joint account with Mr. Muni’s spouse with whom he shares voting and dispositive power; (ii) 161,032 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Muni until they vest, but over which he exercises voting power; and (iii) 437,500 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from March 14, 2014. Excludes an aggregate of 112,500 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of March 14, 2014.
5.	Includes (i) 115,981 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Siracusano until they vest, but over which he exercises voting control; and (ii) 316,953 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from March 14, 2014.
6.	Includes (i) 158,498 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Ziemba until they vest, but over which he exercises voting control; (ii) 450,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from March 14, 2014; and (iii) 13,800 shares of common stock owned by Mr. Ziemba’s adult son, over which Mr. Ziemba possesses shared voting and dispositive power.
7.	Includes 6,144 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Steinhardt until they vest, but over which he exercises voting control. Excludes 183,900 shares owned by the Judy and Michael Steinhardt Foundation for which Mr. Steinhardt serves as a co-Trustee. The business address of Mr. Steinhardt is 712 Fifth Avenue, 34th Floor, New York, NY 10019.
8.	Excludes (i) 996,000 shares of common stock held by Flexpoint Fund, L.P., a private investment fund and (ii) 104,379 shares owned by Flexpoint Management, L.P., the general partner of Flexpoint Fund, L.P. Mr. Begleiter serves as a Managing Principal of Flexpoint Ford, LLC, an affiliate of Flexpoint Fund, L.P. However, Mr. Begleiter does not have voting or dispositive power over the shares held by Flexpoint Fund, L.P. or Flexpoint Management, L.P. Includes 6,144 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Begleiter until they vest, but over which he exercises voting power.
9.	Includes 6,144 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Bossone until they vest, but over which he exercises voting control.
10.	Includes (i) 40,705 shares of restricted stock which are held by Bendigo Ventures, a sole proprietorship over which Mr. Lilien holds voting and dispositive power and are not transferable by Bendigo Ventures until they vest, but over which he exercises voting power; and (ii) 13,569 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Lilien until they vest, but over which he exercises voting control.
11.	Represents 6,144 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Neuger until they vest, but over which he exercises voting control.
12.	Includes (i) 29,839 shares of common stock held in a joint account with Mr. Salerno’s spouse with whom he shares voting and dispositive power; (ii) 13,569 shares of restricted stock that do not vest within 60 days of March 14, 2014 and are not transferable by Mr. Salerno until they vest, but over which he exercises voting power; and (iii) 484,426 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from March 14, 2014.
13.	Includes an aggregate of 4,173,879 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 14, 2014 held by the named executive officers and directors included in this group.
14.	Information reported pursuant to a Schedule 13G filed with the SEC on January 31, 2014. Blackrock, Inc. has filed as a parent holding company or control person on behalf of certain subsidiaries, none of which individually own 5% or more of the outstanding common stock. The business address of Blackrock is 40 East 52nd Street, New York, NY 10022.
15.	Information reported pursuant to a Schedule 13G/A filed with the SEC on February 14, 2014. The shares indicated in the table are beneficially owned by Wellington in its capacity as investment advisor and are owned of record by its clients. Wellington, has reported that it shares voting power with respect to 10,713,314 shares and that it shares dispositive power with respect to 15,341,970 shares. The business address of Wellington is 280 Congress Street, Boston, MA 02210.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements, except that Bruce Lavine filed a late Form 4 on March 18, 2013 to report the sale of 20,000 shares of our common stock on March 8, 2013.

Performance Graph

The following graph presents total stockholder returns on an initial investment of $100 in our common stock on December 31, 2008, compared to an equal investment in the Russell 2000 Index and the SNL Asset Manager Index. The SNL Asset Manager Index is a composite of thirty-five publicly traded asset management companies prepared by SNL Financial LC, Charlottesville, VA. The stock price performance on the graph is not necessarily indicative of future price performance.

	Period Ending
Index	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13
WisdomTree Investments, Inc.	100.00	264.29	592.86	864.29	874.29	2530.00
Russell 2000	100.00	127.17	161.32	154.59	179.86	249.69
SNL Asset Manager	100.00	162.23	186.74	161.52	207.23	318.46

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Equity Compensation Plan Information

The following table provides information as of December 31, 2013 regarding securities issued under our equity compensation plans that were in effect during fiscal year 2013.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	4,209,691	$1.91	3,519,917
Equity compensation plans not approved by security holders	3,635,000	$0.57	631,865
Total	7,844,691	$1.29	4,151,782

(1)	Includes securities issuable upon exercise of outstanding options, warrants and rights that were issued pursuant to the Company’s 1993 Stock Option Plan, 1996 Performance Equity Plan, 2000 Performance Equity Plan and 2005 Performance Equity Plan.

(2)	Our non-plan options are similar to options granted under our equity compensation plans and generally were granted outside of these plans when insufficient shares were available for grant under our plans. These options provide the holder with the right to purchase a certain number of shares of our common stock at a predetermined fixed price for a period of not more than ten years. All of the non-plan options were granted to directors, employees or advisors to our Board of Directors and the exercise price was determined to be not less than the fair market value of our common stock on the date of grant.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors or executive officers or holders of more than 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or material interest other than the transactions described below.

Stockholders’ Agreement

We are a party to an Amended and Restated Stockholder’s Agreement, dated December 21, 2006, between Michael Steinhardt and Jonathan Steinberg. Under this agreement, Mr. Steinberg agreed to give Mr. Steinhardt a right-of-first refusal to purchase any shares he intends to sell if he were to sell any of his shares in a private transaction.

Related Person Transactions Policy and Procedures

In accordance with its written charter, our Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our Audit Committee is required for all related party transactions. The term “related person transaction” refers to any transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC, except that “related party transactions” do not include compensation or employment arrangements that we disclose in our proxy statement (or, if the related person is an executive officer, that we would disclose if such person was a named executive officer).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2013 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications required to under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, “Communications with Audit Committees,” including among other things, the following:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and
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•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee

Frank Salerno (Chairperson)	Anthony Bossone	R. Jarrett Lilien

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OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of three directors to the Board. Proposal No. 2 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. Proposal No. 3 requests approval of the WisdomTree 2014 Incentive Compensation Plan. Each proposal is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Nominating Committee recommended, and the Board of Directors nominated

•	R. Jarrett Lilien,

•	Frank Salerno, and

•	Jonathan L. Steinberg,

as nominees to stand for re-election as Class III directors for a three year term until the 2017 Annual Meeting and until his successor is duly elected and qualified.

Unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of WisdomTree. WisdomTree has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that any of the nominees are unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors. The term of office of each person elected as a director will continue until the 2017 annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The section titled “Directors ” commencing on page 11 of this proxy statement contains information about the nominees’ leadership skills and other experiences that caused the Nominating Committee and the Board of Directors to determine that these nominees should serve as directors of WisdomTree.

Required Vote

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of the Class III director nominees. Broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVEMENTIONED NOMINEES

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the Company for the year ended December 31, 2013. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. A majority of the votes properly cast is required for the approval of the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, and brokers, bankers and other nominees have discretionary voting power on this routine matter. Accordingly, abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Fees and Services

The following table sets forth the fees paid or accrued by us for the audit and other services provided by Ernst &Young LLP during the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012
Audit Fees(1)	$470	$390
Audit-Related Fees(2)	—	$40
Tax Fees	—	—
All Other Fees (3)	$100	—
Total Fees	$570	$430

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements included in the Company’s statutory and regulatory filings, audit of our internal control over financial reporting and for services that are normally provided by independent auditors.
(2)	Audit-related fees relate to professional services rendered in connection with the public offering of our common stock by certain of our stockholders.
(3)	Fees related to services provided in connection with acquisition related activities.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves each audit and non-audit service rendered by Ernst & Young LLP to the Company, including the fees and terms thereof. The Committee may form and delegate authority to subcommittees of the Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting pursuant to the Audit Committee Charter. In accordance with this policy, the Audit Committee pre-approved all Audit and Audit-Related fees described above before services were rendered.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PROPOSAL 3

APPROVAL OF THE 2014 ANNUAL INCENTIVE COMPENSATION PLAN

Introduction

We are seeking stockholder approval of the WisdomTree 2014 Annual Incentive Compensation Plan (the “2014 Plan”). On February 27, 2014, our Board adopted the 2014 Plan, subject to approval by our stockholders. If approved, the 2014 Plan will become effective as of the date of approval by our stockholders. The text of the 2014 Plan is shown in Appendix A.

Background

We are seeking stockholder approval of the 2014 Plan so that certain incentive compensation which may be paid to certain of our executive officers will qualify as “performance-based compensation” under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code limits the deductibility of executive compensation paid to each of WisdomTree’s chief executive officer and the three other highest compensated executive officers (other than the chief financial officer), as determined pursuant to the executive compensation proxy statement disclosure rules, in any one year to $1 million. An exception to this limitation applies to “performance-based” compensation as defined in the U.S. Treasury regulations under Section 162(m) of the Code. This exception is referred to as the “performance-based exception.” One element of the 2014 Plan is the flexibility to grant certain awards with performance-based vesting or payment requirements that are designed to satisfy the requirements of the “performance-based exception” under Section 162(m) of the Code (“Performance-Based Vesting Awards”).

One of the requirements under the “performance-based exception” under Section 162(m) of the Code is stockholder approval of the plan under which the awards are granted. In the case of Performance-Based Vesting Awards, stockholders must also approve the material terms of the performance goals pursuant to which compensation is paid under the awards. WisdomTree is required to obtain this approval for Performance-Based Vesting Awards at least every five years in order to enable WisdomTree to claim an income tax deduction when it pays such awards.

Please note that interpretations of and changes in applicable tax laws and regulations as well as other factors can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) of the Code will be treated as “performance-based compensation.” In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not qualify as “performance-based compensation” when the Compensation Committee believes that such payments are appropriate and in the best interests of WisdomTree.

Vote Required to Approve 2014 Plan

The affirmative vote of a majority of the votes cast at the meeting is required to approve the executive incentive compensation plan. If stockholders fail to approve the proposal, the 2014 Plan will not become effective.

Description of the Plan

The following description is only a summary of the 2014 Plan and is qualified by reference to the 2014 Plan, a copy of which is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Purpose.

The purposes of the 2014 Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

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Administration.

The 2014 Plan is administered by the Compensation Committee of the Board consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and thus qualified to administer the 2014 Plan under the requirements of Section 162(m). Subject to the limitations set forth in the 2014 Plan, the Compensation Committee has the authority to determine the eligible executive officers (“Participant(s)”) to whom, and the time or times at which, awards may be granted and paid and the performance period to which they relate, determine the performance goals for awards, interpret the 2014 Plan, establish such rules and regulations and appoint such agents as it deems appropriate of the administration of the 2014 Plan, and make all other determinations necessary or advisable for the administration of the 2014 Plan. All decisions of the Compensation Committee shall be final, conclusive, and binding on all persons.

Eligibility.

Awards under the 2014 Plan may be granted to any executive officer of WisdomTree or an affiliate who is selected by the Compensation Committee to participate in the 2014 Plan.

Awards.

Before the earlier of (i) the 90th day after the commencement of the fiscal year of the Company and (ii) the expiration of 25% of the performance period, the Compensation Committee may designate (in writing) one or more performance periods, the names of the Participants, the applicable performance goals relating to the performance criteria and the amount of payment to be made upon achievement of the performance goals. If a person becomes eligible to participate in the 2014 Plan after the Compensation Committee has made its initial designation of eligible Participants, such person may participate if so designated by the Compensation Committee. The actual amount of the award as determined by the Compensation Committee shall be paid in the Compensation Committee’s discretion in cash or, to the extent permissible under a stockholder-approved stock plan of the Company, in stock based awards under such plan. The Compensation Committee has designated the performance period, performance goals and the names of Participants for awards under the 2014 Plan, subject to stockholder approval of the 2014 Plan.

The Compensation Committee may not waive the achievement of the applicable performance goals for any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except in the case of the death or disability of the Participant or a change in control of the Company. In no event may the Compensation Committee increase the amount of the award otherwise payable to the Participant based on attainment of the performance goals for the performance period. An award payable to a Participant may, in the discretion of the Compensation Committee, be proportionately reduced based on the period of actual employment during an applicable performance period in the event of death, retirement, disability, change of responsibilities or termination of employment.

Maximum Award.

The maximum dollar value of an Award payable to any Participant for each 12 months in a Performance Period is $20,000,000. The maximum shall be proportionately adjusted for a Performance Period which is shorter or longer than 12 months.

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Performance Goals.

The criteria upon which performance goals may be based on one or any combination of the following, by reference to the Company’s performance or the performance of one or more affiliates, divisions, business segments or business units of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies: net sales; net inflows of assets under management; assets under management; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation or accrual of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; pre-tax margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share, market share of net inflows of assets under management; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels; opening of new markets for Company products, whether in a particular jurisdiction or territory or globally; implementation, completion or attainment of measurable objectives with respect to Company operations in different geographical markets; acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

Amendment and Termination.

The Board may amend, suspend or terminate the 2014 Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market. No amendments to, or termination of, the 2014 Plan shall in any way impair the rights of a Participant under any award previously granted without such Participant’s consent.

Clawback of Benefits.

The Compensation Committee has the discretion to require a Participant to repay the income, if any, derived from an award in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Compensation Committee to be the result of fraud or intentional misconduct. In addition, all awards and all benefits derived by a Participant from any award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Compensation Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the NASDAQ Stock Market to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax Withholding.

Any payment under the 2014 Bonus Plan will be subject to applicable federal, state, or local income and employment taxes and any other amounts we are required by law to deduct and withhold from such payment.

2014 Plan Benefits

The awards that may be granted to Participants eligible to receive awards upon the attainment of performance goals in 2014 cannot be determined at this time since the awards will depend on performance in 2014 and the Compensation Committee may choose, in its discretion, to reduce the amounts awarded even if the performance goals are achieved. However, the following table sets forth the amounts that would have been awarded to each Participant for 2013 if the 2014 Plan were in effect.

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Named Executive Officer	Award Opportunity	Award for 2013 if 2014 Plan were in Effect
Jonathan Steinberg Chief Executive Officer and President	$10,000,000	$2,000,000
Gregory Barton Executive Vice President — Operations and Chief Operating Officer	$6,000,000	$749,000
Amit Muni Executive Vice-President–Finance, Chief Financial Officer	$6,000,000	$730,000
Luciano Siracusano Executive Vice President- Head of Sales, Chief Investment Strategist	$6,000,000	$1,014,000
Peter M. Ziemba Executive Vice President-Business and Legal Affairs, Chief Legal Officer and Corporate Secretary	$6,000,000	$770,000
Executive Officer Group	$34,000,000	$5,263,000
Non-Executive Officer Group (1)	—	—
Non-Executive Officer Director Group (1)	—	—

(1) Only executive officers are eligible to receive awards under the 2014 Plan.

Section 162(m) Limitations

Future changes in Section 162(m) of the Code or the regulations thereunder, future changes in the interpretations of Section 162(m) of the Code or the treasury regulations thereunder and other factors, including those beyond the control of the Compensation Committee, may adversely affect our ability to ensure that awards under the 2014 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code. We do not make any representation to any Participant or other person that any award granted under the 2014 Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. If and to the extent any award is granted under the 2014 Plan that does not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such award shall remain a valid grant under the 2014 Plan and no Participant or other person will have any remedy or recourse against the Compensation Committee, us or any affiliate on account of any award granted under the 2014 Plan that does not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2014 ANNUAL INCENTIVE COMPENSATION PLAN

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Appendix A

WISDOMTREE INVESTMENTS, INC.

2014 ANNUAL INCENTIVE COMPENSATION PLAN

WisdomTree Investments, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2014 Annual Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.        PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2.        DEFINITIONS

2.1.“Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

“Award” shall mean any amount granted to a Participant under the Plan.

“Board” shall mean the board of directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

“Participant” shall have the meaning set forth in Section 4.1.

“Performance Criteria” shall mean net sales; net inflows of assets under management; assets under management; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation or accrual of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; pre-tax margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share, market share of net inflows of asset under management; customer satisfaction; customer growth; employee satisfaction); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels; opening of new markets for Company products, whether in a particular jurisdiction or territory or globally; implementation, completion or attainment of measurable objectives with respect to Company operations in different geographical markets; acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

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“Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

3.        ELIGIBILITY AND ADMINISTRATION

3.1.        Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate who is selected by the Committee to participate in the Plan (each, a “Participant”).

3.2.        Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)        Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

4.          AWARDS

4.1.        Performance Period; Performance Goals. (a) Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing designate (x) one or more Performance Periods, (y) the Participants for each Performance Period and (z) the performance goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria. Within such time period the Committee shall also specify any exclusion for an event or occurrence during the Performance Period which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring events, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

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(b) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated by the Committee.

(c) The performance goals designated by the Committee may be based solely by reference to the Company’s performance or the performance of one or more Affiliates, divisions, business segments or business units of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

4.2.        Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to payment of any Award, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3.        Payment of Awards. (a) The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of an Award, including, but not limited to, individual performance and/or one or more of the performance goals. The Committee may not waive the achievement of the applicable performance goals for any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except in the case of the death or disability of the Participant or a change in control of the Company. In no event may the Committee increase the amount of the Award otherwise payable to the Participant based on attainment of the Performance Goals for the Performance Period.

(b) The actual amount of the Award determined by the Committee for a Performance Period shall be paid in the Committee’s discretion in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, in stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4.        Changes in Employment. (a) If (i) a person becomes a Participant during a Performance Period as specified in Section 4.1(b), or (ii) a Participant dies, retires or is disabled, during a Performance Period, or (iii) if a Participant’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion, but if a Participant has entered into a written employment agreement with the Company or any of its Affiliates and such agreement shall define cause, then cause shall be determined in the manner set forth in such employment agreement), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

(b) Except as provided in paragraph (a) of this Section, if a Participant’s employment with the Company terminates prior to the end of a Performance Period for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Committee.

4.5.        Transfers and Changes in Responsibilities. If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to a position that is not deemed by the Committee as eligible to participate in the Plan, the Company may, as determined by the Committee, terminate the Participant’s participation in this Plan. In the event of such termination, the Participant would be eligible for a prorated Award based on the number of months in such Performance Period prior to such termination. Such Award will be paid only after the end of such Performance Period.

4.6.        Maximum Award. The maximum dollar value of an Award payable to any Participant for each 12 months in a Performance Period is $20,000,000. The maximum shall be proportionately adjusted for a Performance Period which is shorter or longer than 12 months.

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5.        MISCELLANEOUS

5.1.        Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2.        Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards.

5.3.        Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4.        Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5.        Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6.        Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7.        Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

49

5.8.        Clawback. The Committee has the discretion to require a Participant to repay the income, if any, derived from an Award in the event of a restatement of the Company’s financial results within three years after payment of such Award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the NASDAQ Stock Market to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9.        Section 409A. The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A and that the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any Award to be subject to taxes, interest or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A.

5.10.        Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.11.        Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.12.        Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.13.        Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.14.        Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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WISDOMTREE INVESTMENTS, INC.
ATTN: PETER ZIEMBA-CHIEF LEGAL OFFICER
245 PARK AVENUE
35th FLOOR
NEW YORK, NY 10167

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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M73936-P53010 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WISDOMTREE INVESTMENTS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. R. Jarrett Lilien	☐	☐	☐
1b. Frank Salerno	☐	☐	☐
1c. Jonathan L. Steinberg	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M73937-P53010

WISDOMTREE INVESTMENTS, INC.
Annual Meeting of Stockholders
June 27, 2014 at 11:00 AM, EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Ziemba and Amit Muni, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WISDOMTREE INVESTMENTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 11:00 AM, EDT on June 27, 2014, via live webcast at www.virtualshareholdermeeting.com/wisdomtree, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side